Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cerence Inc.

Burlington, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-234040, No. 333-254398, and No. 333-262572) of Cerence Inc. of our reports dated November 29, 2022, relating to the consolidated financial statements, and the effectiveness of Cerence Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

November 29, 2022